CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post Effective Registration Statement on Form N-1A of the Conestoga Funds. Such reference is included in the Prospectus and Statement of Additional Information of the Conestoga Mid Cap Fund under “Independent Registered Public Accounting Firm.”

     BBD, LLP

Philadelphia, Pennsylvania

January 12, 2012